Exhibit 99.3

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY

d/b/a AEON CLINICAL LABORATORIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY

d/b/a AEON CLINICAL LABORATORIES

EisnerAmper LLP 111 Wood Avenue South Iselin, NJ 08830-2700 T 732.243.7000 F 732.951.7400 www.eisneramper.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Peach State Health Management, LLC

We have audited the accompanying consolidated balance sheets of Peach State Health Management, LLC and Subsidiary, d/b/a Aeon Clinical Laboratories (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in members’ equity, and cash flows for each of the years in the two-year period ended December 31, 2014. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peach State Health Management, LLC and Subsidiary, d/b/a Aeon Clinical Laboratories as of December 31, 2014 and 2013, and the consolidated results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

Iselin, New Jersey

December 18, 2015

New York  |  New Jersey  |  Pennsylvania  |  California  |  Cayman Islands

EisnerAmper is an independent member of PKF International Limited

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Consolidated Balance Sheets

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$4,154,775	$2,955,711
Notes receivable	258,405	92,000
Inventory, net	104,459	—
Prepaid expenses and other current assets	188,132	57,620

Total current assets	4,705,771	3,105,331

Property and equipment, net	2,383,485	2,614,090

Other assets:
Due from related parties	500,000	—
Investment in Alpha Tissue, Inc.	453	41,019

Total other assets	500,453	41,019

Total assets	$7,589,709	$5,760,440

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$551,300	$48,164
Accrued expenses and other liabilities	308,111	375,187
Income tax payable	7,300	24,000
Due to shareholders	82,684	191,768

Total current liabilities	949,395	639,119
Deferred rental expense	20,250	—

Total liabilities	969,645	639,119

Commitments and contingencies
Members’ equity	7,485,564	5,450,966
Less: loans to shareholders	(865,500)	(329,645)

	6,620,064	5,121,321

Total liabilities and members’ equity	$7,589,709	$5,760,440

See notes to consolidated financial statements

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Consolidated Statements of Operations

	Year Ended December 31,
	2014	2013
Net revenues	$24,100,076	$15,485,604
Operating expenses:
Cost of revenues	3,973,563	2,106,173
Selling, general and administrative expenses	8,088,543	5,100,523

Total operating expenses	12,062,106	7,206,696

Income from operations	12,037,970	8,278,908

Other income (expense):
Charitable contribution - Aeon Foundation	(1,015,750)	—
Interest income	3,160	1,579
Interest expense	(6,515)	(4,697)
Loss on equity method investment	(131,566)	(58,981)
Loss on write-off of note receivable	(92,000)	—
Gain on sale of equipment	52,381	36,446
Miscellaneous income	18	—

Total other income (expense)	(1,190,272)	(25,653)

Income before provision for income taxes	10,847,698	8,253,255
Provision for state income taxes	23,250	24,000

Net income	$10,824,448	$8,229,255

See notes to consolidated financial statements

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Consolidated Statements of Changes in Members’ Equity

Balance, January 1, 2013	$1,325,330
Net income	8,229,255
Distributions	(4,103,619)

Balance, December 31, 2013	5,450,966
Net income	10,824,448
Distributions	(8,789,850)

Balance, December 31, 2014	$7,485,564

See notes to consolidated financial statements

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$10,824,448	$8,229,255

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	730,464	538,869
Loss on equity method investment	131,566	58,981
Loss on write-off of note receivable	92,000	—
Gain on sale of equipment	(52,381)	(36,446)
Deferred rent	20,250	—
(Increase) decrease in:
Inventory	(104,459)	—
Prepaid expenses and other current assets	(130,512)	73,380
Increase (decrease) in:
Accounts payable	503,136	(71,911)
Accrued expenses and other liabilities	(67,076)	(10,586)
Income tax payable	(16,700)	24,000

Total adjustments	1,106,288	576.287

Net cash provided by operating activities	11,930,736	8,805,542

Cash flows from investing activities:
Due from related parties	(500,000)	—
Payments for purchases of property and equipment	(705,883)	(1,874,410)
Repayment of note receivables	—	103,000
Investment in Alpha Tissue, Inc.	(91,000)	(100,000)
Increase in loans to shareholders	(535,855)	(329,645)
Increase in due to shareholders	—	59,890
Repayment of due to shareholders	(109,084)	—

Net cash used in investing activities	(1,941,822)	(2,141,165)

Cash flows from financing activities:
Members’ distributions	(8,789,850)	(4,103,619)

Net cash used in financing activities	(8,789,850)	(4,103,619)

Net change in cash and cash equivalents	1,199,064	2,560,758
Cash and cash equivalents - beginning of year	2,955,711	394,953

Cash and cash equivalents - end of year	$4,154,775	$2,955,711

Supplemental disclosures of cash paid:
Interest	$2,786	$—

Taxes	$39,922	$—

Non-cash investing activities:
Note receivable for sale of equipment	$258,405	$195,000

See notes to consolidated financial statements

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE A – ORGANIZATION AND BUSINESS

Peach State Health Management, LLC which conducts business under the name Aeon Clinical Laboratories (collectively the “Company”, “Aeon”) began operations in 2012 and is located in Gainesville, Georgia and is incorporated in Georgia. Aeon contracts with health care professionals to provide urine and oral fluid testing to their patients. The 4 primary tests provided are Medical Toxicology, Pharmacogenomics, Cancer Genetic Testing and Molecular Biology. Universal Billing Systems, LLC is a wholly owned subsidiary of the Company and is engaged in out sourced billing services for health care providers.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

[2] Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3] Revenue recognition:

The Company provides laboratory testing services. Billings for these services are reimbursed by third-party payers net of allowances for differences between amounts billed and the cash receipts from such payers. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC’’) ASC-605 “Revenue Recognition”, the Company recognizes revenues when there is a persuasive evidence of an arrangement, title and risk of loss have passed, product is shipped or services have been rendered, sales price is fixed or determinable and collection of the related receivable is reasonably assured.

The Company has limited experience and history to develop a reliable estimate of the provision for contractual adjustments (that is, the difference between established rates and expected third-party payer payments) and discounts (that is, the difference between established rates and the amount billable). Accordingly the Company recognizes revenue for these services upon cash receipt because the criteria to recognize revenues under ASC-605 have not been met at the time test results are delivered since the fee is not fixed and determinable until such time the third party payer remits payment. When the Company generates sufficient history as to allowances and discounts, revenues will be recognized upon the delivery of the test results.

[4] Cash and cash equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments with maturities of three months or less.

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

[5] Inventory:

Inventory consists of laboratory testing supplies and materials and is stated at lower of cost or market, on a first-in, first-out basis.

[6] Property and Equipment:

Property and equipment are stated at cost, less accumulated depreciation. Minor additions and renewals are recorded as expenses in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Estimated Useful Life
Machinery and equipment	5-7 years
Furniture and fixtures	5-7 years
Leasehold improvements	15 years
Software	3-7 years

Long-lived assets held and used by the Company are reviewed for impairment, in accordance with FASB ASC Topic 360, “Property, Plant, and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed. At December 31, 2014 and 2013, the Company did not record any impairment charges.

[7] Income taxes:

The Company has elected to be taxed as an S Corporation for federal and certain state income tax purposes. Under this election, substantially all of the profits, losses, credits and deductions of the Company are passed through to the individual stockholders. Therefore, no provision or liability for income taxes has been included in these consolidated financial statements except for state and localities where the S Corporation status has not been recognized. The provision for income taxes consisting of current franchise and excise taxes for state and localities were $23,250 and $24,000 for the years ended December 31, 2014 and 2013, respectively.

The Company follows the accounting guidance concerning provisions for uncertain income tax positions. This clarified the accounting for income taxes by prescribing a minimum probability threshold that an uncertain tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. There were no significant matters determined to be unrecognized tax benefits taken or expected to be taken in a tax return that have been recorded on the Company’s consolidated financial statements for the years ended December 31, 2014 and 2013.

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

[8] Deferred Rent:

Rent expenses for operating leases which included scheduled rent increases is determined by expensing the total amount of rent due over the life of the operating lease on a straight-line basis. The difference between the rent paid under the terms of the lease and the rent expensed on a straight-line basis is recorded as a liability. The deferred rent at December 31, 2014 and 2013 was $20,250 and $0 at December 31, 2014 and 2013, respectively.

[9] Advertising:

The Company expenses advertising costs as incurred. Such expenses were $203,742 and $114,422 for the years ended December 31, 2014 and 2013, respectively.

[10] Equity method investments:

Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to an Investee depends on an evaluation of several factors including, among others, representation on the Investee company’s Board of Directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the Investee company. Under the equity method of accounting, an Investee company’s individual accounts are not reflected within the Company’s consolidated balance sheets and statements of operations; however, the Company’s share of the earnings or losses of the Investee company is reflected in the caption “Loss on equity method investment” in the consolidated statements of operations. The Company’s carrying value in an equity method Investee company is reflected in the caption “Investment in Alpha Tissue, Inc.” in the Company’s consolidated balance sheets. See Note F for further information.

When the Company’s carrying value in an equity method Investee company is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the Investee company or has committed additional funding. When the Investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

[11] Recent Accounting Pronouncements:

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”), which affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards. Under ASU 2014-09, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU must be applied for annual periods beginning after December 15, 2017, with early application permitted for annual reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact on the consolidated financial statements of adopting the alternative guidance in ASU 2014-09 and has not determined the impact of adoption at this time.

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory”. ASU 2015-11 requires inventory measured using any method other than last-in, first-out (“LIFO”) or the retail inventory method to be subsequently measured at the lower of cost or net realizable value, rather than at the lower of cost or market. Under this ASU, subsequent measurement of inventory using the LIFO and retail inventory method is unchanged. ASU 2015-11 is effective prospectively for fiscal years, and for interim periods within those years, beginning after December 15, 2016. Early application is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

NOTE C – CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. At December 31, 2014 and 2013, the Company had approximately $3,904,775 and $2,705,711, respectively, in excess of FDIC-insured limits. The Company has not experienced any losses in such accounts.

NOTE D – NOTE RECEIVABLE

During December 2014, the Company entered into an agreement with an unrelated third party for the sale of certain equipment for $258,405. The note is non-interest bearing payable in monthly installments of $25,000 until the balance is paid and is due December 2015.

As of December 31, 2013, the Company had a non-interest bearing note receivable in the amount of $92,000. The original amount of the note was $195,000 for the sale of certain equipment and payments in the amount of $103,000 were received during 2013. During 2014, the Company determined the remaining balance to be uncollectable and the note was written-off.

NOTE E – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2014 and 2013 consists of the following:

	December 31,	December 31,
	2014	2013
Machinery and equipment	$3,412,679	$3,050,481
Furniture and fixtures	105,043	113,187
Leasehold improvements	64,193	43,347
Software	106,560	57,000

	3,688,475	3,264,015
Less: accumulated depreciation	(1,304,990)	(649,925)

	$2,383,485	$2,614,090

The total depreciation expense was $730,464 and $538,869 for the years ended December 31, 2014 and 2013, respectively. Depreciation expense included in cost of revenues was $712,581 and $538,869, respectively, for the years ended December 31, 2014 and 2013.

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE F – INVESTMENT IN ALPHA TISSUE, INC.

During 2013, the Company invested in Alpha Tissue Inc. The investment is accounted for using the equity method and represents a 30% ownership in the corporation. A summary of the Company’s contributions to and investment in the corporation is as follows:

	2014	2013
Prior year investment balance	$41,019	$—
Contributions	91,000	100,000
Net loss	(131,566)	(58,981)

	$453	$41,019

NOTE G – LINE OF CREDIT

On June 30, 2014 the Company entered into a line of credit with an overall limitation of $1,000,000. Borrowings under the line of credit bear interest at the LIBOR Daily Floating Rate plus 2.5%, and are due on demand and expired on June 30, 2015. The line-of-credit agreement is collateralized by property and equipment, inventory, and receivables. The credit agreement requires compliance with certain financial covenants. There were no amounts outstanding on the line as of December 31, 2014.

The LIBOR Daily Floating Rate at December 31, 2014 was 0.085%.

NOTE H – LEASE COMMITMENTS

The Company leases office and warehouse space from a related party (see Note I) in 2014. In 2013, the Company leased office space on a month-to-month basis from a third-party. Rental expenses incurred under operating leases from third parties or related parties for the years ended December 31, 2014 and December 31, 2013 were $234,000 and $120,000, respectively.

The future minimum lease payments under non-cancelable operating leases are as follows for the years ending December 31:

Total
2015	$289,500
2016	295,500
2017	301,500
2018	307,500
2019	313,500
Thereafter	1,398,750

Total	$2,906,250

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE I – RELATED PARTY TRANSACTIONS

The Company leases their office building and warehouse from a related party with common ownership. The lease commenced in April 2014 with a term of ten years. Rent expense amounted to $234,000 for the year ended December 31, 2014.

The Company has a non-interest bearing, unsecured loan to the owners of the Company with no term of repayment. The outstanding balance at December 31, 2014 was $865,500 and is shown as a reduction of Members’ Equity.

The Company has made an advance in 2014 to a related party with whom they lease their office and warehouse space in the amount $500,000. The advance is non-interest bearing and has no stated maturity date and was repaid in March 2015.

During the year ended December 31, 2014, the Company made consulting payments amounting to $400,000 to a related party with common ownership and is included in selling, general and administrative expenses.

During the year ended December 31, 2014, the Company made a charitable contribution in the amount of $1,010,000 to Aeon Foundation, Inc. a tax exempt organization under section 501 (c) (3) of the Internal Revenue code. The Trustees of the foundation are also the shareholders of the Company.

NOTE J – COMMITMENTS AND CONTINGENCIES

During 2014 a sales contractor filed suit against the Company alleging that it had not been paid the full amount of commissions due under its agreement. The Company believes that the contractor was overpaid and is counter-suing for reimbursement of overpayments and for payment of a loan made to the sales contractor. Counsel for the Company intends to vigorously defend the claim and pursue the counterclaim and has not made any assertions as to the eventual outcome. The Company believes the resolution of this matter will not have a material effect on its financial position, result of operations or liquidity.

NOTE K – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 18, 2015, which represents the date these consolidated financial statements were available to be issued.

On November 19, 2015, the Company entered into a merger agreement with Authentidate Holdings Corp. (“Authentidate”) under which the Company will merge with a wholly owned subsidiary of Authentidate and be operated as a separate entity. Pursuant to the terms of the merger agreement the existing shareholders of Aeon will become holders of shares of Series E Preferred Stock of Authentidate issuable in tranches. At closing, Aeon shareholders will be issued Series E Preferred Stock convertible into 19.9% of the outstanding shares of the Authentidate’s common stock on the date of the closing of the merger transaction, and an additional number of Series E Preferred Stock convertible into 5% of the outstanding shares of the Authentidate’s common stock upon approval of the merger transaction by the shareholders of Authentidate. If Aeon achieves certain financial results during the next four years, the Aeon shareholders will be issued additional tranches of Series E Shares which, including the previously issued Series E Shares, will be convertible into 85% of the outstanding shares of Authentidate’s common stock (on a partially diluted basis as defined). The merger agreement also provides for the issuance of Series E Shares as bonus shares for the achievement of certain incremental financial results for the four fiscal years ending December 31, 2019, convertible into 5% of the outstanding shares of Authentidate’s common stock (on a partially diluted basis as defined). The holders of the Series E Shares will have certain preferential rights, including the right to vote separately as a class to nominate and elect one director for each 10% of the outstanding shares of the Authentidate’s common stock into which the outstanding Series E Shares shall be convertible. The merger will become effective upon completion of certain customary closing conditions.

PEACH STATE HEALTH MANAGEMENT, LLC AND SUBSIDIARY d/b/a AEON CLINICAL LABORATORIES

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

In October 2015, the Company issued a promissory note in the aggregate principal amount of $450,000 to Authentidate. The note is unsecured and is not convertible into equity securities of Authentidate. The note bears interest at 20% per annum, payable in arrears, and is due upon the earlier of (i) October 28, 2016, or (ii) within 30 days of the closing of a sale of equity or debt securities of Authentidate, or series of closings, as part of the same transaction, of equity or debt securities within a period of 90 days, in the gross amount of at least $5,000,000 in cash proceeds.